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                                                                    Exhibit 24.1


                          DIRECTORS AND/OR OFFICERS OF
                               ROADWAY CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that the undersigned directors and/or officers of Roadway Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Michael W. Wickham, J. Dawson Cunningham and John J. Gasparovic, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, for him or her and in his or her name, place and stead, to sign and file under the Securities Act of 1933 a Registration Statement on Form S-8 relating to the registration for sale of the Company's common stock, par value $.01 per share, to be issued pursuant to the Roadway Corporation Equity Ownership Plan and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

                   EXECUTED as of this 12th day of August 2002.
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

 /s/ Michael W. Wickham                        /s/ Dale F. Frey    /s/ John F. Fiedler
 ---------------------------------------      -----------------    --------------------------
        Michael W. Wickham                      Dale F. Frey            John F. Fiedler
 Chairman and Chief Executive Officer             Director                 Director

 /s/ J. Dawson Cunningham                                         /s/ Carl W. Schafer
 ---------------------------------------     -----------------    --------------------------
          J. Dawson Cunningham                  Phillip J. Meek            Carl W. Schafer
  Executive Vice President and Chief                Director                 Director
           Financial Officer

 /s/ John G. Coleman                         /s/ Frank P. Doyle
 ---------------------------------------     ------------------   --------------------------
            John G. Coleman                    Frank P. Doyle          Sarah Roush Werner
               Controller                          Director                Director


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